Exhibit 10.2
[MJN Letterhead]
May 15, 2015

Peter G. Leemputte
1565 Kathryn Lane
Lake Forest, IL 60045

Dear Pete:

Based on our recent discussions, we have mutually agreed to amend the letter agreement between you and the company dated March 4, 2015 (the “Original Letter”). This letter will confirm the terms of the amendment of the Original Letter. Capitalized terms used herein and not otherwise defined will have the meaning given to such terms in the Original Letter.

We have agreed that that the Separation Date will be May 31, 2015 except as described below. Your employment with MJN and its affiliates will not be terminated by MJN (or any of its affiliates) prior to May 31, 2015 without Cause.

We will continue to pay you your Salary Continuation Severance in the amount of $177,042 ($50,583.33 per month, pro rated for partial months) over the period ending on June 30, 2015 even though the Separation Date has been changed to May 31, 2015. In addition, there shall be no changes to the commencement date or the payment timing for any payments or benefits under the Original Letter as a result of the change to the Separation Date if, or to the extent that, such payments or benefits are subject to Section 409A of the Internal Revenue Code of 1986, as amended.
Attached are revised Attachments I, IV, V and VI which replace the corresponding attachments to the Original Letter to reflect the change to the Separation Date.
As required by the Original Letter, you will be required to re-sign the general release (Attachment II of the Original Letter).
Except as described herein, all other provisions of the Original Letter, including all Attachments thereto, will remain in effect.
If you have any questions concerning this letter or any of the arrangements surrounding your separation from the company, please feel free to contact me directly. Please indicate your agreement with the terms of this letter as an amendment of the Original Letter (including amendments to the applicable Attachments thereto) by signing below and returning a signed copy of this letter to me prior to May 31, 2015.
Sincerely,
/s/ Ian Ormesher

Ian Ormesher

Agreed by:
Peter G. Leemputte                    Date: May 20, 2015
/s/ Peter G. Leemputte

ATTACHMENT I
CASH SEVERANCE PAY WORKSHEET
NAME OF EMPLOYEE: Peter G. Leemputte
HR ID: 5000371
I.    SEVERANCE PAY CALCULATION OF SERVICE:
SEPARATION DATE:    May 31, 2015
DATE OF HIRE:        September 22, 2008
YEARS OF SERVICE:    6.8 YEARS

II.	BASE SALARY UPON WHICH SEVERANCE PAY IS CALCULATED: $ 607,000 PER YEAR

III.	SALARY CONTINUATION SEVERANCE $177,042

IV.    BASIC SEVERANCE PAY:                         $46,692

V.	EXECUTIVE SEVERANCE PAY:
18 MONTHS BASE SALARY AND TARGET BONUS            $1,684,425

VI.	ADDITIONAL CASH SEVERANCE PAY: $384,433

VII.	TOTAL SEVERANCE PAY: BASIC, EXECUTIVE AND ADDITIONAL SEVERANCE PAY – $2,292,592

PAYMENTS OF YOUR BASIC SEVERANCE PAY WILL BEGIN IMMEDIATELY FOLLOWING YOUR SEPARATION DATE AND ARE NOT SUBJECT TO YOUR EXECUTION OF A GENERAL RELEASE. YOUR EXECUTIVE SEVERANCE PAY AND YOUR ADDITIONAL CASH SEVERANCE PAY WILL BEGIN AS OF THE DATE THAT IS 60 DAYS AFTER JUNE 30, 2015 (THE “PAYMENT START DATE”) PROVIDED THAT, AS OF THE PAYMENT START DATE, YOU HAVE EXECUTED A GENERAL RELEASE AND THE APPLICABLE REVOCATION PERIOD HAS EXPIRED AND YOU HAVE NOT REVOKED THE RELEASE. OTHERWISE, YOU WILL NOT BE ENTITLED TO ANY CASH SEVERANCE PAY OTHER THAN THE BASIC SEVERANCE PAY. ONCE SEVERANCE PAY (OTHER THAN THE BASIC SEVERANCE PAY) COMMENCES, IT WILL BE PAID IN REGULAR PAYROLL INTERVALS OVER 18 MONTHS IN ACCORDANCE WITH YOUR PAY SCHEDULE THAT WAS IN EFFECT PRIOR TO SEPARATION. YOUR EXECUTIVE SEVERANCE PAY WILL CONTINUE TO THE END OF YOUR SEVERANCE PAY PERIOD; PROVIDED, HOWEVER, THAT IF YOU OBTAIN OTHER EMPLOYMENT PRIOR TO THE END OF YOUR SEVERANCE PAY PERIOD, ANY REMAINING PORTION OF YOUR EXECUTIVE SEVERANCE PAY (BUT NOT ANY REMAINING PORTION OF YOUR ADDITIONAL CASH SEVERANCE PAY) WILL BE PAID TO YOU AS A LUMP SUM (PLEASE SEE ATTACHMENT III- “CERTIFICATION OF EMPLOYMENT FORM”) TO THE EXTENT PERMITTED BY APPLICABLE LAW. YOUR ADDITIONAL CASH SEVERANCE PAY WILL NOT BE ACCELERATED AND WILL CONTINUE TO BE PAID OVER THE REMAINDER OF THE 18 MONTH PERIOD. ALL PAYMENTS SHALL BE MADE IN ACCORDANCE WITH SECTION 409A OF THE CODE. NOTWITHSTANDING THE FOREGOING, YOUR EXECUTIVE SEVERANCE PAY WILL BE SUBJECT TO THE TERMS AND CONDITIONS OF THE SEVERANCE PLAN.
YOU ARE REQUIRED TO REVIEW AND SIGN THE GENERAL RELEASE FORM (ATTACHMENT II) AND RETURN IT TO THE COMPANY AS ONE OF THE REQUIREMENTS TO BECOME ELIGIBLE FOR EXECUTIVE SEVERANCE PAY AND ADDITIONAL CASH SEVERANCE PAY AS WELL AS CERTAIN OTHER BENEFITS UPON SEPARATION.

ATTACHMENT IV
SUMMARY OF WELFARE BENEFIT COVERAGES
Name of employee: Peter G. Leemputte
HR ID: 5000371
Date of separation from service: May 31, 2015

The following information is provided to assist you in making certain benefit choices following your separation from the Mead Johnson & Company, LLC (the “Company”) and its affiliates. Detailed information and the forms to continue your health care coverage will be sent to your home address in the near future. Should you have any questions, contact the MJN Service Center at 1-877-500-0909.

While you are receiving severance pay in accordance with the Second Amended and Restated Mead Johnson & Company, LLC Senior Executive Severance Plan (the “Severance Plan”), life insurance equal to one times your salary will be continued at the Company’s expense.

*Detailed information concerning health care continuation options that are available to you as a result of your severance under the Severance Plan will be mailed to your home. You will have the opportunity to select Company-subsidized benefits continuation (Option I) or you may choose to pay for the full cost of benefits continuation via COBRA (Option II). If you are married, your spouse must also make this election. Please note that in order to select Company-subsidized benefits continuation, you are required to execute (and not revoke) the General Release (Attachment II). In addition, the package will also contain information about how you can convert your group life insurance coverage to individual policies at the conclusion of your severance period.

ATTACHMENT V
VACATION PAY SUMMARY

Name of employee: Peter G. Leemputte
HR ID: 5000371

Our records indicate that you are eligible for vacation pay as follows (as of May 31, 2015):

Banked vacation	-	Hours
Accrued vacation	120	Hours
Unused vacation	120	Hours
Total	120	Hours

ATTACHMENT VI
SUMMARY OF OUTSTANDING EQUITY AWARDS

Name of employee: Peter G. Leemputte
HR ID: 5000371

ATTACHED IS A CHART OF AWARDS AND VESTING AND EXERCISE PROVISIONS

LTI Summary for Separation(1) - Pete Leemputte
Assumed Separation Date: May 31, 2015

DISCLAIMER: This summary has been prepared for informational purposes only. Actual and binding award details will be available via the Morgan Stanley Smith Barney website following separation. In addition, the employee should refer to the Plan and relevant Grant/Award Agreements for official provisions and specific language regarding termination treatment. This summary assumes the employee has read the Plan and Award Agreements and has accepted the terms and conditions therein. The language contained in the Plan and Grant/Award Agreements is controlling and will govern how equity awards are handled upon termination of employment; if there is a discrepancy between the Grant/Award Agreements and the Plan documents, the Plan documents prevail.

Restricted Stock Units ("RSUs")
Grant Date		Initial Award (#)	Units Vested Prior to Separation (#)	Estimated Shares Vesting upon Separation(2) (#)
Notes: Restricted stock unit awards generally vest in full on the fourth anniversary of the grant date. Participants terminated involuntarily (without cause) prior to full award vest are entitled to a proportionate (prorated) number of the total number of RSUs granted. Vested awards will be processed and distributed upon an involuntary termination of employment.

March 2, 2012		4,510	—	3,658
February 27, 2013		5,043	—	2,841
February 28, 2014		4,328	—	1,354
		Total	—	7,853

Performance Share Awards ("PSUs")
Grant Date		Initial Award (#)	Units Fixed - Prior to Separation (#)	Estimated Shares Vesting After Separation(2)(3) (#)
Notes: These performance share awards are earned over a three-year performance cycle. The actual earned award will be based on the achievement of the performance goal(s) established for each year of the performance period, subject to performance criteria being met, and with continued employment through the end of the vesting period. Participants terminated involuntarily (without cause) prior to full vest will retain any shares that have become fixed for completed annual performance periods and will be entitled to a proportionate (prorated) portion of the total number of shares for the performance period (year) in which employment terminates. Vested awards will be processed and distributed during the first quarter after the end of the three-year performance cycle.

February 27, 2013		10,086	7,820	9,221
February 28, 2014		8,656	3,269	4,471
		Total	11,089	13,692

Stock Options
Grant Date	Grant Price ($)	Initial Grant (#)	Exercisable Options (as of April 1, 2015) (#)	Estimated Options Exercisable Upon Separation(2) (#)
Notes: One-third of these stock option awards vest on each of the first, second and third anniversaries of their grant date. Participants terminated involuntarily (without cause) prior to full grant vest are entitled to a proportionate (prorated) number of the total number of unvested options granted and have three months from the date of termination to exercise all vested options. Vested options unexercised following the end of this three month period will expire.

February 27, 2013	$74.65	25,746	17,162	19,351
February 28, 2014	$81.55	22,095	7,358	9,213
		Total	24,520	28,564

(1)For the purposes of this document "Separation" is defined as involuntary termination with severance.

(2)The final number of shares delivered upon settlement may be reduced by shares withheld/sold to cover taxes. Please consult your tax advisor for individual tax advice; as always, it remains the responsibility of the participant to ensure proper individual tax reporting.

(3)Achievement of 2015 performance goals is assumed to be 100% (at target). The actual number of Performance Shares earned for the 2015 Performance Year will be determined in 2016 based on the actual performance in 2015.